Exhibit 99.1

Press Release – For Immediate Release

Friday, July 17, 2026

Steele Bancorp, Inc. Reports Second Quarter 2026 Earnings

Mifflinburg, PA – Steele Bancorp, Inc. (“Company”) (OTCID: “STLE”), parent company of Central Penn Bank and Trust (“Bank”), has released its unaudited results of operations and financial condition for the second quarter of 2026.  The 2026 results reflect the Company's merger with Northumberland Bancorp, Inc., completed on August 1, 2025, while the comparative 2025 periods reflect the Company pre-merger.  Accordingly, the year-over-year results are not directly comparable.

Unaudited Financial Information

Net income, as reported under U.S. Generally Accepted Accounting Principles (“GAAP”), for the quarter ended June 30, 2026, was $5.26 million compared to $1.82 million for the same period in 2025, a 188.8% increase. Net income year-to-date for 2026 was $10.14 million compared to $3.63 million for the same period in 2025, a 179.5% increase. Basic and diluted earnings per share for the quarters ended June 30, 2026 and 2025 were $1.54 and $0.98 and $2.98 and $1.95 for the six months ended June 30, 2026 and 2025, respectively. Annualized return on average assets and return on average equity were 1.65% and 16.92% for the three-month period ended June 30, 2026 compared to 1.20% and 12.36% for the same period of 2025.

Net interest income for the three months ended June 30, 2026 was $12.66 million compared to $4.99 million for the same period in 2025, a 153.7% increase. Net interest income for the six months ended June 30, 2026 was $24.87 million compared to $9.73 million for the same period in 2025, a 155.6% increase.  The significant increase in net interest income was primarily driven by higher interest income resulting from growth in loan and securities balances, partially offset by increased interest expense due to an increase in deposits resulting from the merger with Northumberland Bancorp ("Northumberland"). Yield on earning assets increased 70 basis points, to 6.04% for the quarter ended June 30, 2026 compared to 5.34% for the quarter ended June 30, 2025, and the cost of funds decreased 22 basis points, to 2.16%, as compared to the same time period in 2025. The net interest margin (GAAP) increased from 3.41% for the quarter ended June 30, 2025 to 4.31% for the quarter ended June 30, 2026. The tax-equivalent net interest margin (Non-GAAP) increased from 3.48% for the quarter ended June 30, 2025 to 4.38% for the quarter ended June 30, 2026. The tax equivalent adjustment increased from $102 thousand for the quarter ended June 30, 2025 to $205 thousand for the quarter ended June 30, 2026. Yield on earning assets increased 61 basis points, to 5.90% for the six months ended June 30, 2026 compared to 5.29% for the six months ended June 30, 2025, and the cost of funds decreased 15 basis points, to 2.21%, as compared to the same time period in 2025. The net interest margin (GAAP) increased from 3.36% for the six months ended June 30, 2025 to 4.17% for the six months ended June 30, 2026. The tax equivalent net interest margin (Non-GAAP) increased from 3.43% for the six months ended June 30, 2025 to 4.22% for the six months ended June 30, 2026. The tax equivalent adjustment increased from $207 thousand for the six months ended June 30, 2025 to $311 thousand for the six months ended June 30, 2026.

The Bank recorded a provision for credit losses for loans of $212 thousand for the three months ended June 30, 2026, compared to a provision of $192 thousand for the three months ended June 30, 2025. The Bank recorded a provision for credit losses for loans of $78 thousand for the six months ended June 30, 2026, compared to a provision of $262 thousand for the six months ended June 30, 2025.  The Bank recorded a recovery of credit losses for off balance sheet credit exposures of $93 thousand for the three months ended June 30, 2026, compared to a recovery of $36 thousand for the three months ended June 30, 2025.  The Bank recorded a recovery of credit losses for off balance sheet exposures of $93 thousand for the six months ended June 30, 2026, compared to a recovery of $100 thousand for the six months ended June 30, 2025.

Noninterest income increased by $1.36 million, or 258.4%, to $1.89 million for the three months ended June 30, 2026, from the $527 thousand recognized during the same period of 2025.  Noninterest income for the six months ended June 30, 2026 was $3.46 million compared to $1.11 million for the same period in 2025, a 210.7% increase.  The increase in noninterest income is primarily due to the addition of trust fee income resulting from the merger with Northumberland and increases in ATM fees and debit card income due to increased utilization and volume.

Noninterest expense increased $4.85 million or 155.0%, from $3.13 million for the three months ended June 30, 2025, to $7.99 million for the three months ended June 30, 2026. The increase in noninterest expense for the three months ended June 30, 2026 is primarily the result of an increase of $2.55 million in salaries and employee benefits and amortization of core deposit intangible of $666 thousand for which there was no comparable expense in 2025. Noninterest expense for the six months ended June 30, 2025 was $6.23 million compared to $15.98 million for the same period in 2026, a 156.6% increase.  The increase in noninterest expense year-to-date is primarily the result of an increase of $5.18 million in salaries and employee benefits, amortization of core deposit intangible of $1.33 million for which there was no comparable expense in 2025 and an increase of $1.56 million in other expenses. All increases are the direct result of the merger with Northumberland.

An income tax provision of $1.18 million was recorded for the three months ended June 30, 2026, compared to $407 thousand for the three months ended June 30, 2025, a 190.4% increase. An income tax provision of $2.22 million was recorded for the six months ended June 30, 2026, compared to an income tax provision of $827 thousand for the same period in 2025, a 168.8% increase.  The increase in the income tax provision quarter-to-date is directly the result of an increase in income before income tax to $6.44 million for the three months ended June 30, 2026, compared to $2.23 million for the three months ended June 30, 2025, a 189.1% increase.  The increase in the income tax provision year-to-date is directly the result of an increase in income before income tax to $12.36 million for the six months ended June 30, 2026, compared to $4.45 million for the six months ended June 30, 2025, a 177.5% increase. Quarter-to-date and year-to-date the effective tax rate was 18.4% and 18.0% of June 30, 2026, compared to 18.3% and 18.6% as of June 30, 2025, respectively.

Financial Condition

Total assets increased to $1.27 billion as of June 30, 2026 from $1.26 billion as of December 31, 2025, an increase of $12.29 million, or 1.0%. Cash and cash equivalents increased $5.02 million from December 31, 2025 to June 30, 2026. Net loans increased by $5.77 million, and securities available for sale increased $4.45 million. Total deposits increased $9.92 million from December 31, 2025 to June 30, 2026, subordinated debt decreased $9.89 million from December 31, 2025 to June 30, 2026 as result of paying off the borrowing at the call date and senior secured debt, less unamortized issuance costs increased $7.37 million as result of the new debt issuance executed on June 26, 2026.

When compared to December 31, 2025, stockholders’ equity, excluding accumulated other comprehensive loss, increased $7.55 million to $127.09 million as of June 30, 2026. Steele Bancorp, Inc. remains well capitalized, and the total equity-to-assets was 9.77% and 9.39% as of June 30, 2026 and December 31, 2025, respectively.

The Bank maintained a strong liquidity position as of June 30, 2026, with additional borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $448.13 million and $4.48 million in additional borrowing capacity from the Federal Reserve’s Discount Window.

About Steele Bancorp, Inc.

Steele Bancorp, Inc. is a bank holding company headquartered in Mifflinburg, Pennsylvania. The Company has one subsidiary bank, Central Penn Bank & Trust, serving individuals, families, nonprofits, and business clients through 13 banking offices located in Centre, Northumberland, Snyder, and Union counties. The Bank has 174 employees as of June 30, 2026.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the merger with Northumberland; the risk that the anticipated benefits, cost savings and other savings from the merger may not be fully realized or may take longer than expected to realize; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; the impact to the economy resulting from the conflict with Iran; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Steele Bancorp, Inc. and Subsidiary Consolidated Balance Sheets ($ in thousands, except per share data)

	(Unaudited)
	June 30,	December 31,
	2026	2025 *
Assets
Cash and due from banks	$8,224	$7,633
Interest-bearing demand deposits	45,173	35,204
Federal funds sold	634	6,173

Total cash and cash equivalents	54,031	49,010

Interest-bearing time deposits	3,715	5,923
Debt securities available-for-sale, at fair value	225,256	220,807
Marketable equity securities, at fair value	821	613
Restricted investments in bank stock, at cost	2,498	2,717

Loans held for sale	725	-

Loans	923,973	918,171
Allowance for credit losses	(9,934)	(9,904)

Loans, net	914,039	908,267

Premises and equipment, net	17,939	17,928
Accrued interest receivable	4,088	4,039
Core deposit intangible, net	12,219	13,551
Bank owned life insurance	28,552	28,233
Net deferred tax asset	4,373	4,136
Other assets	5,492	6,233

Total Assets	$1,273,748	$1,261,457

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing deposits	$222,855	$221,306
Interest-bearing deposits	897,841	889,468

Total deposits	1,120,696	1,110,774

Repurchase agreements	1,261	1,589
Federal Home Loan Bank advances	4,500	5,500
Senior secured debt, net	7,367	-
Subordinated debt, net	-	9,892
Accrued interest payable	1,457	1,969
Other liabilities	14,042	13,334

Total Liabilities	1,149,323	1,143,058
Commitments and Contingencies

Redeemable Common Stock Held By Employee Stock Ownership Plan	6,574	4,600

Stockholders' Equity
Common stock, par value $1.00 per share; authorized 5,000,000 shares; issued 3,706,725 shares; outstanding 3,405,061 shares as of June 30, 2026 and December 31, 2025, respectively.	3,707	3,707
Capital surplus	40,595	40,595
Retained earnings	90,519	82,972
Accumulated other comprehensive loss	(2,665)	(1,144)
Treasury stock, at cost: 2026: 301,664 shares; 2025: 301,664 shares	(7,731)	(7,731)

Total Stockholders' Equity	124,425	118,399

Less maximum cash obligation to ESOP shares	6,574	4,600
Total Stockholders’ Equity Less Maximum Cash Obligations Related to ESOP Shares	117,851	113,799

Total Liabilities and Stockholders' Equity	$1,273,748	$1,261,457

* Derived from consolidated audited financial statements

Steele Bancorp, Inc. and Subsidiary Consolidated Statements of Income (Unaudited) ($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest and Dividend Income
Interest and fees on loans	$14,955	$6,735	$29,660	$13,142
Interest-bearing deposits in banks and time deposits	388	121	720	237
Federal funds sold	55	4	119	10
Securities:
Taxable	1,420	486	2,777	1,017
Tax-exempt	589	292	1,183	587
Dividends	135	69	259	117

Total Interest and Dividend Income	17,542	7,707	34,718	15,110

Interest Expense
Deposits	4,728	2,341	9,533	4,559
Federal Home Loan Bank advances	42	378	89	820
Subordinated debt	112	-	225	-
Senior secured debt	5	-	5	-
Federal Discount Window borrowings	-	-	-	1

Total Interest Expense	4,887	2,719	9,852	5,380

Net Interest Income	12,655	4,988	24,866	9,730

Provision for credit losses - loans	212	192	78	262
(Recovery of) credit losses - off balance sheet credit exposures	(93)	(36)	(93)	(100)
Provision for (recovery of) credit losses	119	156	(15)	162

Net Interest Income after provision for (recovery of) credit losses	12,536	4,832	24,881	9,568

Noninterest Income
Service charges on deposit accounts	275	130	549	261
ATM fees and debit card income	483	187	927	370
Mortgage banking revenue	162	66	334	108
Trust income	386	-	736	-
Investment fee income	85	29	169	78
(Loss) gain on sale of premises	(7)	-	(7)	52
Net marketable equity security gains (losses)	214	(10)	209	(3)
Earnings on bank owned life insurance	162	63	319	126
Other	129	62	219	120

Total Noninterest Income	1,889	527	3,455	1,112

Noninterest Expense
Salaries and employee benefits	4,439	1,892	8,863	3,687
Net occupancy and equipment expense	627	296	1,247	598
Amortization of core deposit intangible	666	-	1,333	-
Gain on sale of OREO	(52)	-	(34)	-
Data processing fees	467	169	909	346
Pennsylvania shares tax	246	109	477	223
Professional fees	184	33	342	79
Advertising expense	68	44	126	75
FDIC deposit insurance	139	68	319	136
Merger-related expenses	-	85	-	248
Other	1,202	436	2,396	835

Total Noninterest Expense	7,986	3,132	15,978	6,227

Income Before Income Taxes	6,439	2,227	12,358	4,453

Income Taxes	1,182	407	2,223	827

Net Income	$5,257	$1,820	$10,135	$3,626

Earnings Per Share - Basic and Diluted	$1.54	$0.98	$2.98	$1.95

Steele Bancorp, Inc. Key Ratios and Other Data (Unaudited)

	At or For the Three Months Ended:
($ in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Operating Highlights:
Net income	$5,257	$4,878	$5,585	$13,677	$1,820
Provision for (recovery of) credit losses	119	(134)	801	4,228	156
Bargain purchase gain	-	-	477	17,827	-
Noninterest income	1,889	1,567	2,476	19,068	527
Noninterest expense	7,986	7,992	8,516	10,922	3,132

Balance Sheet Highlights:
Total assets	$1,273,748	$1,268,765	$1,261,457	$1,253,576	$629,239
Loans, net	914,039	907,144	908,267	891,098	462,977
Core deposit intangible, net	12,219	12,885	13,551	14,218	-
Total deposits
Noninterest-bearing	222,855	224,642	221,306	214,926	81,741

Savings	172,578	164,834	164,133	164,047	73,995
NOW	262,466	260,341	268,818	265,547	190,879
Money Market	115,163	113,566	107,050	108,157	34,163
Time Deposits	347,634	351,818	349,467	353,253	133,830
Total interest-bearing deposits	897,841	890,559	889,468	891,004	432,867

Core deposits (1)	773,062	763,383	761,307	752,677	380,778

Net Interest Margin (GAAP & Non-GAAP)
Net interest income (GAAP)	$12,655	$12,210	$12,254	$9,864	$4,988
Tax equivalent adjustment	205	218	231	180	102
Net interest income (fully taxable equivalent) (Non-GAAP)	12,860	12,428	12,485	10,044	5,090
Annualized fully tax-equivalent net interest margin (Non-GAAP)	4.38%	4.21%	4.32%	3.97%	3.48%
Annualized net interest margin (GAAP)	4.31%	4.14%	4.24%	3.90%	3.41%

Selected Ratios:
Annualized return on average assets	1.65%	1.56%	1.77%	5.19%	1.20%
Annualized return on average equity	16.92%	16.31%	18.60%	56.35%	12.36%

Capital Ratios - Central Penn Bank & Trust:
Leverage ratio (2)	9.11%	8.94%	8.56%	9.93%	9.79%

Share and Per Share Data:
Earnings per share	$1.54	$1.43	$1.64	$4.77	$0.98
Dividend declared per share	0.76	-	0.75	-	0.74
Book Value per share	36.54	35.87	34.77	33.74	31.78
Common stock price:
Last trade	43.34	35.00	28.55	25.83	26.10
Weighted average common shares	3,405,061	3,405,061	3,405,061	2,867,124	1,858,536

Allowance for Loan Credit Losses:
Beginning balance	$9,755	$9,904	$9,512	$4,636	$4,451
Merger adjustments	-	-	-	725	-
Provision for (recovery of) credit losses	212	(134)	361	4,228	192
Charge-Offs	(35)	(19)	-	(81)	(16)
Recoveries	2	4	31	4	9
Ending balance	$9,934	$9,755	$9,904	$9,512	$4,636

(1)	Core deposits are defined as total deposits less time deposits
(2)	Leverage ratio for the most recent period is estimated

Steele Bancorp, Inc. Asset Quality Data (Unaudited)

	At or for the Three Months Ended
($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Nonperforming Assets:
Nonaccrual loans	$7,369	$7,307	$6,304	$1,591	$179
Other real estate owned	-	147	-	-	78
Total nonperforming assets	$7,369	$7,454	$6,304	$1,591	$257
Loans 90 days or more past due and accruing	-	-	-	-	-

Asset Quality Ratios:
Nonperforming assets to loans plus other real estate owned	0.80%	0.81%	0.69%	0.18%	0.05%
Allowance for credit losses on loans to total loans	1.08%	1.06%	1.08%	1.06%	0.99%
Allowance for credit losses on loans to nonperforming assets	134.82%	130.87%	157.12%	597.86%	2,589.94%